                                                                    Exhibit 99.1

                     INTERNATIONAL TECHNIDYNE CORPORATION

                       Consolidated Financial Statements

                                     1996

International Technidyne Corporation                 1996 Financial Statements


                   Report of Independent Public Accountants


To International Technidyne Corporation:

     We have audited the accompanying consolidated balance sheet of International Technidyne Corporation (a Delaware corporation and 100%-owned subsidiary of Thermo Electron Corporation) and subsidiary as of December 28, 1996 and December 30, 1995, and the related consolidated statements of income, parent company investment, and cash flows for each of the three years in the period ended December 28, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Technidyne Corporation and subsidiary as of December 28, 1996 and December 30, 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 28, 1996, in conformity with generally accepted accounting principles.


                                                Arthur Andersen LLP


Boston, Massachusetts
February 5, 1997 (except with
  respect to Note 7 as to which
  the date is March 29, 1997)

International Technidyne Corporation                   1996 Financial Statements

                       Consolidated Statement of Income

(In thousands)
                                            1996       1995       1994
------------------------------------------------------------------------
Revenues (Note 6)                          $33,992   $32,287    $28,642
                                           -------   -------    -------
Costs and Operating Expenses:
  Cost of revenues                          14,680    13,645     11,731
  Selling, general, and administrative
    expenses (Note 4)                        8,067     8,018      7,079
  Expenses for research and development      3,659     3,787      3,698
                                           -------   -------    -------

                                            26,406    25,450     22,508
                                           -------   -------    -------

Income Before Provision for Income Taxes     7,586     6,837      6,134
Provision for Income Taxes (Note 3)          2,914     2,627      2,346
                                           -------   -------    -------

Net Income                                 $ 4,672   $ 4,210    $ 3,788
                                           =======   =======    =======


The accompanying notes are an integral part of these consolidated financial statements.

International Technidyne Corporation           1996 Financial Statements

                          Consolidated Balance Sheet


(In thousands)                                                               1996               1995
----------------------------------------------------------------------------------------------------
Assets
Current Assets:
  Cash                                                                   $    127            $    43
  Accounts receivable, less allowances of
    $262 in 1996 and 1995                                                   4,047              4,612
  Inventories                                                               3,626              3,686
  Prepaid income taxes (Note 3)                                             1,872              1,839
  Prepaid expenses                                                             43                 69
                                                                          -------            -------

                                                                            9,715             10,249
                                                                          -------            -------

Property, Plant, and Equipment, at Cost                                    12,072             10,597
  Less: Accumulated depreciation and amortization                           5,252              4,083
                                                                          -------            -------

                                                                            6,820              6,514
                                                                          -------            -------

Prepaid Income Taxes                                                          958              1,082
                                                                          -------            -------

Other Assets                                                                  364                254
                                                                          -------            -------

                                                                          $17,857            $18,099
                                                                          =======            =======

Liabilities and Parent Company Investment
Current Liabilities:
  Accounts payable                                                        $ 1,655            $ 1,374
  Accrued payroll and employee benefits                                     1,963              1,890
  Accrued warranty expenses                                                   700                700
  Other accrued expenses                                                    2,357              2,058
                                                                          -------            -------

                                                                            6,675              6,022
                                                                          -------            -------

Commitments and Contingencies (Note 5)

Parent Company Investment                                                  11,182             12,077
                                                                          -------            -------

                                                                          $17,857            $18,099
                                                                          =======            =======

The accompanying notes are an integral part of these consolidated financial statements.

International Technidyne Corporation           1996 Financial Statements

                     Consolidated Statement of Cash Flows


(In thousands except in text)                         1996       1995       1994
--------------------------------------------------------------------------------
Operating Activities:
  Net income                                       $ 4,672    $ 4,210    $ 3,788
  Adjustments to reconcile net income to
    net cash provided by operating
    activities:
      Depreciation and amortization                  1,307      1,088        872
      Provision for losses on accounts
        receivable                                       -          -         43
      (Increase) decrease in prepaid
         income taxes                                   91       (338)       195
      Other noncash expenses (income)                   60         36        (20)
      Changes in current accounts:
        Accounts receivable                            565       (168)      (169)
        Inventories                                     60     (1,371)       178
        Other current assets                            26         43        (98)
        Accounts payable                               281        175       (274)
        Other current liabilities                      372        748        522
                                                   -------   --------    -------

Net cash provided by operating activities            7,434      4,423      5,037
                                                   -------   --------    -------

Investing Activities:
  Purchases of property, plant, and
    equipment                                       (1,649)    (2,284)    (1,737)
  Increase in other assets                            (134)       (69)       (81)
  Other                                                  -         41         31
                                                   -------   --------    -------

Net cash used in investing activities               (1,783)    (2,312)    (1,787)
                                                   -------   --------    -------

Financing Activities:
  Transfers to parent company                       (5,567)    (2,158)    (3,299)
                                                   -------   --------    -------

Increase (Decrease) in Cash                             84        (47)       (49)
Cash at Beginning of Year                               43         90        139
                                                   -------   --------    -------

Cash at End of Year                                $   127   $     43    $    90
                                                   =======   ========    =======

Noncash Activities:
  In 1994, a note receivable of $633,000 was cancelled and applied to the purchase price of a building and land acquired by the Company.

International Technician Corporation      1996 Financial Statements


           Consolidated Statement of Parent Company Investment



                                                                 Parent
                                                                Company
(In thousands)                                               Investment
-----------------------------------------------------------------------
Balance January 1, 1994                                         $ 9,536
Net income                                                        3,788
Net transfers to parent company                                  (3,299)
                                                                -------

Balance December 31, 1994                                        10,025
Net income                                                        4,210
Net transfers to parent company                                  (2,158)
                                                                -------

Balance December 30, 1995                                        12,077
Net income                                                        4,672
Net transfers to parent company                                  (5,567)
                                                                -------

Balance December 28, 1996                                       $11,182
                                                                =======

The accompanying notes are an integral part of these consolidated financial statments.

International Technidyne Corporation               1996 Financial Statements



                  Notes to Consolidated Financial Statements

1.        Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

          International Technidyne Corporation (the Company) is a leading manufacturer of near-patient, whole-blood, coagulation-testing equipment and related disposables and also manufactures single-use, premium-priced, skin-incision devices.

Relationship with Thermo Electron Corporation

          The Company was incorporated in 1969. In September 1991, the Company was acquired, through a pooling-of-interests transaction, and became a wholly owned subsidiary of Thermo Electron Corporation (Thermo Electron). As of December 28, 1996, Thermo Electron owned 153,700 shares of the Company's common stock, representing 100% of such stock outstanding.

          The accompanying financial statements include the assets, liabilities, income, and expenses of the Company as included in Thermo Electron's consolidated financial statements. The accompanying financial statements do not include Thermo Electron's general corporate debt, which is used to finance operations of all of its respective business segments, or an allocation of Thermo Electron's interest expense. The Company has had positive cash flows from operations for all periods presented.

Principles of Consolidation

          The accompanying 1996 financial statements include the accounts of the Company and its wholly owned subsidiary, International Technidyne Corporation, Ltd. All material intercompany accounts and transactions have been eliminated.

Fiscal Year

          The Company has adopted a fiscal year ending the Saturday nearest December 31. References to 1996, 1995, and 1994 are for the fiscal years ended December 28, 1996, December 30, 1995, and December 31, 1994, respectively.

Cash and Cash Equivalents

          The cash receipts and disbursements of the Company's domestic operations are combined with other Thermo Electron corporate cash transactions and balances. Therefore, cash of the Company's domestic operations is not included in the accompanying balance sheet.

International Technidyne Corporation             1996 Financial Statements


                  Notes to Consolidated Financial Statements

1.        Nature of Operations and Summary of Significant Accounting Policies
          (continued)

Inventories

          Inventories are stated at the lower of cost (on a first-in, first-out basis) or market value and include materials, labor, and manufacturing overhead. The components of inventories are as follows:


(In thousands)                                           1996      1995
-----------------------------------------------------------------------
Raw materials                                         $ 1,762  $  1,958
Work in process and finished goods                      1,864     1,728
                                                      -------  --------
                                                      $ 3,626  $  3,686
                                                      =======  ========

Property, Plant, and Equipment

          The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property, as follows: buildings, 15 and 31.5 years; machinery and equipment, 5 to 10 years; and leasehold improvements, the shorter of the term of the lease or the life of the asset. Property, plant, and equipment consists of the following:


(In thousands)                                           1996      1995
-----------------------------------------------------------------------
Land and buildings                                    $ 2,786  $  2,786
Machinery, equipment, and leasehold improvements        9,286     7,811
                                                      -------  --------
                                                       12,072    10,597

Less: Accumulated depreciation and amortization         5,252     4,083
                                                      -------  --------
                                                      $ 6,820  $  6,514
                                                      =======  ========

Other Assets

          Other assets in the accompanying consolidated balance sheet include the cost of acquired patents and trademarks. These assets are being amortized using the straight-line method over their estimated useful lives, which range from 17 to 40 years. These assets were $461,000 and $360,000, net of accumulated amortization of $130,000 and $106,000 at year-end 1996 and 1995, respectively.

Revenue Recognition

          The Company recognizes revenues upon shipment of its products. The Company provides a reserve for its estimate of warranty costs at the time of shipment.

International Technidyne Corporation             1996 Financial Statements

                  Notes to Consolidated Financial Statements

1.        Nature of Operations and Summary of Significant Accounting Policies
          (continued)

Income Taxes

          The Company and Thermo Electron have a tax allocation agreement under which the Company is included in the consolidated federal and certain state income tax returns filed by Thermo Electron. The agreement provides that in years in which the Company has taxable income, it will pay to Thermo Electron amounts comparable to the taxes the Company would have paid if it had filed separate tax returns.

          In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

Concentration of Credit Risk

          The Company sells its products to customers in the healthcare industry. The Company does not normally require collateral or other security to support its accounts receivable. Management does not believe that this concentration of credit risk has, or will have, a significant negative impact on the Company.

Foreign Currency

          All assets and liabilities of the Company's wholly owned subsidiary are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year in accordance with SFAS No. 52, "Foreign Currency Translation." Foreign currency transaction gains and losses are included in the accompanying statement of income and are not material for each of the three years presented.

Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

International Technidyne Corporation             1996 Financial Statements

                  Notes to Consolidated Financial Statements

1.        Nature of Operations and Summary of Significant Accounting Policies
          (continued)

Fair Value of Financial Instruments

          The Company's financial instruments consist mainly of accounts receivable and accounts payable, which approximate fair value due to their short-term nature.


2.        Employee Benefit Plans

Employee Stock Purchase Program

          Substantially all of the Company's full-time U.S. employees are eligible to participate in an employee stock purchase program sponsored by Thermo Electron. Under this program, shares of Thermo Electron common stock can be purchased at the end of a 12-month period at 95% of the fair market value at the beginning of the period, and the shares purchased are subject to a six-month resale restriction. Prior to November 1, 1995, shares of Thermo Electron's common stock could be purchased at the end of a 12-month period at 85% of the fair market value at the beginning of the period, and the shares purchased were subject to a one-year resale restriction. Shares are purchased through payroll deductions of up to 10% of each participating employee's gross wages.

401(k) Savings Plan

          Substantially all of the Company's full-time U.S. employees are eligible to participate in Thermo Electron's 401(k) savings plan. Contributions to the plan are made by both the employee and the Company. Company contributions are based upon the level of employee contributions. For this plan, the Company contributed and charged to expense $267,000, $278,000, and $169,000 in 1996, 1995, and 1994, respectively.


3.        Income Taxes

          The components of income before provision for income taxes ARE AS
FOLLOWS:


(In thousands)                                    1996     1995     1994
------------------------------------------------------------------------
Domestic                                        $7,311   $6,837   $6,134
Foreign                                            275        -        -
                                                ------   ------   ------
                                                $7,586   $6,837   $6,134
                                                ======   ======   ======

International Technidyne Corporation            1996 Financial Statements

                  Notes to Consolidated Financial Statements

3.  Income Taxes (continued)

       The components of the provision for income taxes are as follows:

(In thousands)                                                    1996          1995           1994
----------------------------------------------------------------------------------------------------
Currently payable:
  Federal                                                       $2,221        $2,309         $1,677
  State                                                            602           656            474
                                                                ------        ------         ------

                                                                 2,823         2,965          2,151
                                                                ------        ------         ------
(Prepaid) Deferred:
  Federal                                                           70          (260)           150
  State                                                             21           (78)            45
                                                                ------        ------         ------

                                                                    91          (338)           195
                                                                ------        ------         ------

                                                                $2,914        $2,627         $2,346
                                                                ======        ======         ======

    The provision for income taxes in the accompanying statement of income differs from the provision calculated by applying the statutory federal income tax rate of 34% to income before provision for income taxes due to the following:


(In thousands)                                                    1996          1995           1994
----------------------------------------------------------------------------------------------------
Provision for income taxes at statutory rate                    $2,579        $2,325         $2,086
Increases (decreases) resulting from:
  State income taxes, net of federal tax                           411           381            343
  Foreign sales corporation benefit                               (111)         (103)           (87)
  Nondeductible expenses and other                                  35            24              4
                                                                ------        ------         ------

                                                                $2,914        $2,627         $2,346
                                                                ======        ======         ======

    Short- and long-term prepaid income taxes in the accompanying balance sheet consist of the following:

(In thousands)                                                    1996          1995
-------------------------------------------------------------------------------------
Prepaid income taxes:
  Depreciation and amortization                                 $  958        $1,082
  Reserves and other accruals                                    1,022           934
  Inventory basis difference                                       831           774
  Other, net                                                        19           131
                                                                ------        ------
                                                                $2,830        $2,921
                                                                ======        ======

International Technidyne Corporation           1996 Financial Statements

                  Notes to Consolidated Financial Statements

3.  Income Taxes (continued)

    A provision has not been made for U.S. or additional foreign taxes on $181,000 of undistributed earnings of the Company's U.K. subsidiary that could be subject to taxation if remitted to the U.S. because the Company currently plans to keep this amount permanently reinvested overseas. The Company believes that any additional U.S. tax liability due upon remittance of such earnings would be immaterial due to available U.S. foreign tax credits.


4.  Related Party Transactions

Corporate Services Agreement

    The Company and Thermo Electron have a corporate services agreement under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management, and certain financial and other services, for which the Company paid Thermo Electron annually an amount equal to 1.0%, 1.20%, and 1.25% of the Company's revenues in fiscal 1996, 1995, and 1994, respectively. The annual fee is reviewed and adjusted annually by mutual agreement of the parties. The corporate services agreement is renewed annually but can be terminated upon 30 days' prior notice by the Company or upon the Company's withdrawal from the Thermo Electron Corporate Charter (the Thermo Electron Corporate Charter defines the relationship among Thermo Electron and its majority-owned subsidiaries). For these services, the Company was charged $340,000, $387,000, and $358,000 in 1996, 1995, and 1994, respectively.
Management believes that the service fees charged by Thermo Electron are reasonable and that such fees are representative of the expenses the Company would have incurred on a stand-alone basis. For additional items such as employee benefit plans, insurance coverage, and other identifiable costs, Thermo Electron charges the Company based upon costs attributable to the Company.

Rent Expense

    The Company's wholly owned subsidiary rents office space on a month-to-month basis from an affiliate which is controlled by Thermo Electron. The total rent expense paid to this affiliate was $8,000, $17,000, and $18,000 in 1996, 1995, and 1994, respectively.


5.  Commitments and Contingencies

Commitments

    Beginning in 1995, the Company has leased manufacturing and office facilities under a lease expiring in 1999. The accompanying statement of income includes expenses from this lease of $188,000 and $13,000 in 1996

International Technidyne Corporation        1996 Financial Statements

                  Notes to Consolidated Financial Statements


5.  Commitments and Contingencies (continued)

and 1995, respectively. Future minimum payments due under this noncancelable operating lease as of December 28, 1996 are $194,000 in 1997; $199,000 in 1998; and $103,000 in 1999. Total future minimum lease payments are $496,000.

Contingencies

    The Company is contingently liable with respect to lawsuits and other matters that arose in the ordinary course of business. In the opinion of management, these contingencies will not have a material effect upon the financial position of the Company or its results of operations.


6.  Significant Customers and Export Sales

    Sales to one customer accounted for 43%, 41%, and 40% of the Company's total revenues in 1996, 1995, and 1994, respectively. Export sales to Europe accounted for 12%, 11%, and 12% of the Company's total revenues in 1996, 1995, and 1994, respectively. All other export sales accounted for 11%, 10%, and 11% of the Company's total revenues in 1996, 1995, and 1994, respectively.


7.  Subsequent Event

    In March 1997, Thermo Electron announced its intent to sell the Company to Thermo Cardiosystems Inc., one of its publicly held, majority-owned subsidiaries.